6



            IBP REPORTS 2000 EARNINGS AMID RECORD SALES
                   SEC FINANCIAL REVIEW CONCLUDED

     Dakota Dunes, South Dakota - March 19, 2001 - IBP today released fourth quarter and full year 2000 earnings, bringing to completion a financial review by the Securities and Exchange Commission (SEC), and closing the books on accounting issues related to its DFG Foods (DFG) subsidiary.

     "We are pleased to report that all outstanding issues involving the SEC's financial review, as well as the accounting issues related to DFG, have now been resolved," Robert L. Peterson, IBP chairman and chief executive officer, said. "Today's earnings release brings this matter to a close and we now look forward to proceeding with the Tyson transaction." IBP entered into a $4.7 billion merger agreement with Tyson Foods on January 1, 2001.

     IBP recorded a fourth quarter nonrecurring, pre-tax impairment charge of $60.4 million to DFG's goodwill carrying value. The company had previously reported that this charge could be as much as $108 million.

     "While disappointing, this nonrecurring impairment to intangibles, $41.3 million on an after tax basis, does not affect operating cash flows and represents only 2.2% of IBP's stockholders' equity of $1.8 billion," according to Larry Shipley, IBP chief financial officer. "Looking forward, our current estimate is for DFG to be cash flow neutral in 2001. To put things in perspective, our LBO proxy projection last fall envisioned DFG Foods contributing $8.8 million or 2.0% to 2001's $446 million in total operating earnings."

     An IBP investigation of the DFG subsidiary, to date, has uncovered potential manipulation of financial records and product theft. It has also revealed mismanagement by former DFG managers. The previously reported restatement of the subsidiary's financial results included the amount of an earn-out payment to those who sold the DFG business, but ultimately determined by IBP not to have been earned. IBP will use the results of its forensic audit as the basis for any legal action it deems appropriate to recover its losses.

2000 Results
     Improved consumer demand for beef and pork, coupled with increased exports, led to record sales and strong earnings for IBP in 2000. The year was also highlighted by the continued expansion of IBP's production into higher-margin, value-added food products.

     2000 net sales grew 12% reaching a record $16.9 billion, compared to $15.1 billion in 1999. Net earnings, before unusual and nonrecurring items, totaled $220 million or $2.03 per diluted share compared to $326 million or $3.03 per diluted share in 1999. 2000 net




                                                                   7

earnings after unusual and nonrecurring items totaled $135 million or $1.24 per diluted share compared to $318 million or $2.96 per diluted share the previous year.

     Unusual items in 2000 included first quarter adjustments for a significant bad debt loss, nonrecurring merger-related expenses, cumulative effect for change in accounting principle for revenue recognition, and an extraordinary loss on extinguishment of debt, which aggregated $44 million on an after tax-basis. For the full year 2000 the unusual items also included the nonrecurring impairment charge associated with DFG. 1999 nonrecurring items included, on an after-tax basis, $21.7 million in asset write-downs, offset by a $13.8 million reduction of income tax expense.

     Fourth quarter 2000 sales totaled $4.4 billion versus $4.1 billion for the same period last year. Fourth quarter net earnings before unusual and nonrecurring items totaled $35 million or $.33 per diluted share compared to $88 million or $.82 per diluted share in 1999. These totals exclude $41 million in net charges due to the DFG impairment. Fourth quarter net losses after unusual and nonrecurring items were $6 million or $.06 per diluted share versus net earnings of $77 million or $.71 per diluted share during the same period in 1999.

     "It was a successful year for our company in many ways," Peterson said. "Our fresh meat business experienced solid earnings, exports reached new highs, and we made important strides in our effort to create the most well-known meat brand in the nation. We believe the growth of the new Thomas E. Wilson consumer brand, along with our other value-added efforts, will help us do a better job of meeting customer needs, while enhancing earnings."

2000 Operating Performance
     Operating earnings across IBP's fresh meat operations, which include the Beef Carcass, Beef Processing, Pork and All Other segments, in 2000 were $433 million, down 5% from the $454 million recorded in 1999. Net sales for these segments in 2000 were $13.7 billion, up 8% from $12.6 billion in 1999. Live cattle prices were 7% higher in 2000 than in 1999, while hog prices increased 30%.

     "While we did not reach the record earnings of 1999, our fresh meat businesses still experienced success," Peterson said. "Strong consumer demand for both beef and pork continues to be the story. Reasons for this strength include new product development, exports and the popularity of the high-protein diet."

     Exports reached new heights in 2000. The company exported more product than ever before, generating record sales and volumes. Export sales dollars were up 15% for the year, while export volumes increased 8%.

     The company experienced important export gains in the Far East. Sales to Japan, a major export destination, grew by 14% in 2000, while sales to Korea increased 24%. Japan remains IBP's largest overseas market, and should retain that status since further liberalization of meat import regulations is expected in 2001. Meanwhile, revenues generated by exports to Mexico grew by 29% in 2000.

     The Foodbrands America segment, involved in the production of prepared foods, experienced operating losses of $60 million for the year and $50 million for the fourth quarter of 2000. This compares to operating earnings of $102 million for all of 1999 and $15 million for the fourth quarter of 1999. Foodbrands' 2000 results included merger-related costs, additional bad debt expenses, and impairment charges collectively totaling $102 million. Segment operating earnings from operations for 2000, before these adjustments, were $42 million.



                                                                  8
Foodbrands' results, in part, reflect the pressure of higher raw material costs as well as the operating loss at DFG Foods.

     Foodbrands continues to expand its prepared foods business in an effort to capitalize on changes in consumer trends, with people seeking more convenient food products. For example, in 2000 the Specialty Brands unit of Foodbrands launched its Jose Ole brand, a full line of Mexican foods for sale in retail frozen food cases. It was introduced to about 30 percent of the U.S. market in April and will expand to nationwide status by the end of 2001.

     IBP launched a line of convenient, cooked meats in the fall of 2000 under the Thomas E. Wilson brand name. The products, which include seven fully cooked beef and pork roasts that can be heated and served in minutes, are being sold in test markets in Indiana and Michigan. Enthusiastic response from consumers and retailers alike underlie plans to begin a national rollout by fall 2001.

2001 Outlook
     While cattle supplies were tight and live cattle prices high during the first quarter of 2001, livestock industry publications report "large marketings" are expected in late spring and summer. Greater hog supplies are also anticipated. This should result in lower raw material costs and higher earnings for IBP's fresh meat operations and the company's Foodbrands America unit. These conditions have reinforced the belief of IBP management that the company's 2001 earnings could be in the $1.80 to $2.20 per share range. This range is consistent with the company's previous estimate of $1.93 per share, which was included in IBP's preliminary LBO proxy last fall.

About IBP
     IBP is the world's leading producer of high quality fresh beef and pork, and supplies premium, fully prepared meats and other consumer-ready foods for the retail and foodservice industries. The company employs approximately 50,000 people.

Forward Looking Statements
     Certain statements contained in this communication are "forward-looking statements", such as statements relating to future events. These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) the anticipated effect of the above-described restatements and adjustments; (ii) fluctuations in the cost and availability of raw materials, such as feed grain costs; (iii) changes in the availability and relative costs of labor and contract growers; (iv) market conditions for finished products, including the supply and pricing of alternative proteins;
(v) effectiveness of advertising and marketing programs; (vi) changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations; (vii) the effect of, or changes in, general economic conditions; (viii) the effect of weather conditions; and (ix) adverse results from on-going litigation. IBP undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 ####

CONTACTS:	Dean Hanish                        Gary Mickelson
         Director-Investor Relations         Public Affairs Dept.
		(605) 235-2167			      605-235-2986

         Robert Mead, Gavin Anderson & Co.
            (212) 515-1960



                                                                    9

                   IBP, inc. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (In thousands)

                                                       December 30,   December 25,
                                                           2000          1999
                                                                      (restated)
                                                        ---------      ---------
ASSETS
------
  CURRENT ASSETS:
    Cash and cash equivalents                          $   29,970     $   32,865
    Accounts  receivable, less  allowance for
       doubtful  accounts of  $19,898  and $21,352        673,485        849,679
    Inventories                                           873,544        615,192
    Deferred income tax benefits
      and prepaid expenses                                 88,595         82,992
                                                        ---------      ---------
        TOTAL CURRENT ASSETS                            1,665,594      1,580,728

  Property, plant and equipment
    less accumulated depreciation
    of $1,089,775 and $960,391                          1,630,774      1,362,765
  Goodwill, net of accumulated
    amortization of $221,160 and $189,395                 961,340      1,054,839
  Other assets                                            168,548        145,225
                                                        ---------      ---------
                                                       $4,426,256     $4,143,557
                                                        =========      =========
LIABILITIES, REDEEMABLE STOCK, AND
----------------------------------
 STOCKHOLDERS' EQUITY
 --------------------

  CURRENT LIABILITIES:
    Notes payable to banks                             $  775,000     $  542,060
    Accounts payable                                      516,030        424,855
    Deferred income taxes and other
      current liabilities                                 373,019        452,677
    Current portion of long-term debt                      55,351         13,125
                                                        ---------      ---------
        TOTAL CURRENT LIABILITIES                       1,719,400      1,432,717

  Long-term debt and capital lease
    obligations                                           658,719        789,861
  Deferred income taxes and other
    liabilities                                           198,626        175,932
                                                        ---------      ---------
        TOTAL LIABILITIES                               2,576,745      2,398,510
                                                        ---------      ---------

  REDEEMABLE STOCK                                           -            44,564
                                                        ---------      ---------

  STOCKHOLDERS' EQUITY:
    Common stock at par value                               5,450          4,964
    Additional paid-in capital                            443,388        404,463
    Retained earnings                                   1,481,004      1,358,971
    Accumulated other comprehensive income                (11,261)        (8,600)
    Treasury stock                                        (69,070)       (59,315)
                                                        ---------      ---------
      TOTAL STOCKHOLDERS' EQUITY                        1,849,511      1,700,483
                                                        ---------      ---------
                                                       $4,426,256     $4,143,557
                                                        =========      =========

                                                                           10

                   IBP, inc. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share data)

                                     14 Weeks    13 Weeks         53 Weeks       52 Weeks
                                      Ended       Ended            Ended           Ended
                                    Dec. 30,     Dec. 25,         Dec. 30,       Dec. 25,
                                      2000         1999             2000           1999
                                   -----------  -----------     -----------    -----------
                                   (unaudited)  (unaudited)                     (restated)
                                                (restated)
Net sales                          $4,410,916    $4,135,925     $16,949,608    $15,121,689
Cost of products sold               4,148,755     3,866,039      15,913,264     14,126,619
                                    ---------     ---------      ----------     ----------
Gross profit                          262,161       269,886       1,036,344        995,070
Selling, general and
 administrative expense               175,424       129,608         597,811        440,474
Goodwill impairment charge             60,352          -             60,352           -
Nonrecurring merger-related              -             -             31,299           -
                                    ---------     ---------      ----------     ----------
EARNINGS FROM OPERATIONS               26,385       140,278         346,882        554,596
Interest expense, net                  24,187        19,106          88,258         67,816
                                    ---------     ---------      ----------     ----------
Earnings before income
 taxes, accounting change
 and extraordinary item                 2,198       121,172         258,624        486,780
Income tax expense                      8,451        44,584         105,971        168,913
                                    ---------     ---------      ----------     ----------
Earnings/(loss) before accounting
   change and  extraordinary item      (6,253)       76,588         152,653        317,867

Cumulative effect of change in
  accounting principle                   -             -             (2,429)          -

Extraordinary loss on early
 extinguishment of debt, less
  applicable taxes                       -             -            (15,037)          -
                                    ---------     ---------      ----------     ----------
NET EARNINGS/(LOSS)                $   (6,253)   $   76,588     $   135,187    $   317,867
                                    =========     =========      ==========     ==========
Earnings/(loss) per common share:
 Earnings/(loss) before
  accounting change and
  extraordinary item                    $(.06)        $ .79           $1.41          $3.26
 Cumulative effect of change
  in accounting principle                 -             -              (.02)           -
 Extraordinary item                       -             -              (.14)           -
                                    ---------     ---------      ----------     ----------
 Net earnings/(loss)                    $(.06)        $ .79           $1.25          $3.26
                                    =========     =========      ==========     ==========

Earnings/(loss) per common share -
 assuming dilution:
 Earnings/(loss) before
  accounting change and
  extraordinary item                   $(.06)         $ .71           $1.40          $2.96
 Cumulative effect of change
  in accounting principle                -              -              (.02)           -
 Extraordinary item                      -              -              (.14)           -
                                    ---------      ---------      ----------     ----------
 Net earnings/(loss)                   $(.06)         $0.71           $1.24          $2.96
                                    =========      =========      ==========     ==========
Dividends per share                     $.025         $.025            $.10           $.10
                                    =========      =========      ==========     ==========

                                                                              11

                   IBP, inc. AND SUBSIDIARIES
                   SUPPLEMENTAL FINANCIAL DATA
                    (Unaudited, in thousands)

                                     14 Weeks     13 Weeks         53 Weeks       52 Weeks
                                      Ended        Ended            Ended           Ended
                                    Dec. 30,      Dec. 25,         Dec. 30,       Dec. 25,
                                      2000          1999             2000           1999
                                    ---------    -----------     -----------    ------------
                                                 (restated)                       (restated)
Weighted average common
  shares outstanding                  105,605         96,627         105,806         96,586
                                    =========      =========      ==========     ==========

Diluted EPS denominator               106,938        106,905         107,076        106,601
                                    =========      =========      ==========     ==========
Preferred stock dividends
 and accretion                       $   -          $    629       $   2,566      $   2,774
                                      =======        =======        ========       ========

Capital expenditures                 $127,216       $ 56,311       $ 428,217      $ 208,781

Depreciation and
 amortization expense                $ 39,950       $ 35,540       $ 146,716      $ 125,515

Amortization of
 intangible assets                   $  8,966       $  8,307       $  35,376      $  31,163

SEGMENT INFORMATION:

Net sales to unaffiliated
 customers:

 Beef Carcass                      $  300,014     $  272,942     $ 1,146,790    $ 1,000,728
 Beef Processing                    2,042,779      1,991,048       8,157,245      7,641,552
 Pork                                 603,737        600,358       2,371,725      2,177,513
 Foodbrands America                   914,259        804,402       3,264,326      2,503,942
 All Other                            550,127        467,175       2,009,522      1,797,954
                                    ---------      ---------      ----------     ----------
                                   $4,410,916     $4,135,925     $16,949,608    $15,121,689

Earnings from
operations:

 Beef Carcass                      $   29,968     $   31,149     $   142,283    $    91,513
 Beef Processing                        1,881         28,709         108,150        163,656
 Pork                                  21,441         45,839          69,603        151,689
 Foodbrands America                   (50,472)        15,248         (60,169)       102,370
 All Other                             41,314         16,778         112,639         46,730
                                    ---------      ---------      ----------     ----------
  Earnings from segments               44,132        137,723         372,506        555,958
 Corporate                            (17,747)         2,555         (25,624)        (1,362)
                                    ---------      ---------      ----------     ----------
                                   $   26,385     $  140,278     $   346,882    $   554,596
                                    =========      =========      ==========     ==========

                                                                             12

                             IBP, inc. and SUBSIDIARIES
                          ADJUSTED EARNINGS RECONCILIATION
                             (unaudited, in thousands)

                                     14 Weeks      13 Weeks       53 Weeks       52 Weeks
                                      Ended         Ended          Ended           Ended
                                    Dec. 30,       Dec. 25,       Dec. 30,       Dec. 25,
                                      2000           1999           2000           1999
                                    ----------    -----------     ----------    ----------
                                                  (restated)                    (restated)
Earnings (loss) before
  accounting change and
  extraordinary loss                  ($6,253)       $76,588        $152,653      $317,867

Impairment charges, net                41,282         11,393          41,282        21,744
CBFA merger expenses, net                                             19,406
Unusual bad debt write-off, net                                        6,955
Tax audit settlement                                                               (13,800)

Adjusted earnings before
  accounting change and             ---------      ---------      ----------     ---------
  extraordinary loss                  $35,029        $87,981        $220,296      $325,811
                                    =========      =========      ==========     =========

Diluted EPS denominator               106,938        106,905         107,076       106,601
                                      =======        =======        ========      ========
Adjusted earnings before
  accounting change and
  extraordinary loss per
  per common share
  -- assuming dilution                  $0.33          $0.82           $2.03         $3.03
                                      =======        =======        ========      ========
